Exhibit 32.1

CERTIFICATIONS
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cavco Industries, Inc. (the “Registrant”) on Form 10-K for the year ending March 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph H. Stegmayer and Daniel L. Urness, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

June 11, 2013

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
Chairman, President and Chief Executive Officer

/s/ Daniel L. Urness
Daniel L. Urness
Vice President, Treasurer and Chief Financial Officer